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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our reports dated December 9, 1994 (except as to Note L (1), which is as of January 20, 1995), accompanying the consolidated financial statements and schedules of Conquest Industries, Inc. contained in the Registration statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under caption "Experts."



GRANT THORNTON LLP

New York, New York
November 9, 1995